UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
December 16, 2014

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2014, First Mid-Illinois Bancshares, Inc. (the "Company") completed the mandatory conversion of all of the Company's issued and outstanding shares of Series B 9% Non-Cumulative Perpetual Preferred Stock (the "Preferred Stock") into shares of the Company's common stock. As a result of the mandatory conversion, there are no longer any issued and outstanding shares of the Preferred Stock. On December 17, 2014, the Company filed a Certificate of Elimination of the Preferred Stock (the "Certificate of Elimination") with the Secretary of State of the State of Delaware to eliminate the Preferred Stock.

The Certificate of Elimination, effective upon filing, had the effect of eliminating from the Company's Restated Certificate of Incorporation, as amended, all provisions relating to the terms of the Preferred Stock, which were initially set forth in a Certificate of Designation, Preferences and Rights filed February 11, 2009.

The foregoing is a summary of the Certificate of Elimination. The summary does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, a copy of which is attached as Exhibit 3.1 and incorporated by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: December 17, 2014

By:

Joseph R. Dively
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description

3.1	Certificate of Elimination of Series B 9% Non-Cumulative Perpetual Convertible Preferred Stock of First Mid-Illinois Bancshares, Inc., effective December 17, 2014